Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Third Amendment”), is effective as of the 28th day of February, 2003, by and between CellStar Ltd. (the “Employer”), CellStar Corporation, a Delaware corporation and parent company of Employer (“Parent”), and Robert Kaiser (the “Employee”).

WHEREAS, the parties hereto are parties to that one certain Employment Agreement effective as of December 12, 2001, as amended by that one certain First Amendment to Employment Agreement effective as of April 2, 2002, and that certain Second Amendment to Employment Agreement effective as of September 10, 2002 (such Employment Agreement, First Amendment and Second Amendment being hereinafter collectively referred to as the “Employment Agreement”); and

WHEREAS, under the terms of the Employment Agreement, the Employer has agreed to consider Employee for the position of President of the Company’s North American Region; and

WHEREAS, the Employment Agreement further provides that Employer will pay to Employee the amount of $500,000 in the event Employee has not been named as Senior Vice President of the Parent and President of the Employer’s North American Region on or before March 1, 2003; and

WHEREAS, the Company is actively engaged in a search for a replacement for Mr. Kaiser in the role of Chief Financial Officer and Mr. Kaiser is assisting the Company in such search; and

WHEREAS, the parties recognize that Mr. Kaiser’s continued service in the role of Chief Financial Officer is essential until a suitable replacement can be found; and

WHEREAS, the Company has requested that Mr. Kaiser extend the date set forth in Section 1.3(a) of the Employment Agreement until May 1, 2003; and

WHEREAS, the parties have agreed to further amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1. Section 1.3(a) of the Employment Agreement is hereby amended and restated as follows:

(a)	Position. During the Term, the Employee shall serve as Senior Vice President and Chief Financial Officer of Employer, with authority, duties and responsibilities consistent with such position, and shall perform such other services for Employer, Parent and their affiliated entities consistent with such position as may be reasonably assigned to him from time to time by the Chief Executive Officer and/or the boards of directors of Employer and/or Parent. It is specifically understood that, over time, Employee desires to assume greater responsibility for business operations, particularly in the Employer’s North American Region. In this regard, Employee has agreed to serve as Senior Vice President and Chief Financial Officer of Employer so long as Employer agrees to consider Employee for the position of President of the Company’s North American Region. To demonstrate its willingness to do so, Employer agrees to pay to Employee the amount of $500,000 in the event Employee has not been named as Senior Vice President of the Parent and President of the Employer’s North American Region on or before May 1, 2003; provided, however, that the parties may extend such period for an additional ninety (90) days by mutual written agreement. During the Term, Employee shall, if so elected or appointed, also accept election or appointment, and serve, as an officer and/or director of Employer or any of its affiliated entities and perform the duties appropriate thereto, without additional compensation other than as set forth herein. Employee’s actions hereunder shall at all times be subject to the direction of the Chief Executive Officer and the boards of directors of Employer and Parent.

2. The terms and provisions set forth in this Third Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Employment Agreement and except as expressly modified and superseded by this Third Amendment, the terms and provisions of the Employment Agreement are ratified and confirms and shall continue in full force and effect.

3. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

4. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

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IN WITNESS WHEREOF, the Employer and Parent have caused this Third Amendment to be executed by their officer/general partner thereunto duly authorized, and Employee has signed this Third Amendment, as of the date first set forth above.

CELLSTAR LTD. By: National Auto Center, Inc. General Partner

By:	/s/ Terry S. Parker
Terry S. Parker Chief Executive Officer

CELLSTAR CORPORATION

By:	/s/ Terry S. Parker
Terry S. Parker Chief Executive Officer

/s/ Robert Kaiser
Robert Kaiser